UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

SONIC CORP.

(Name of Registrant as specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SONIC CORP. NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS including Proxy Statement

300 Johnny Bench Drive

Oklahoma City, Oklahoma 73104

December 3, 2012

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sonic Corp. to be held at 1:30 p.m., Central Time, on Thursday, January 17, 2013, at the Sonic Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma.

We are providing our shareholders access to the proxy materials and our 2012 annual report over the internet. This process allows us to provide you with the annual meeting information you need in a fast and efficient manner, while conserving natural resources and lowering the cost of delivery. On or about December 3, 2012, we will mail to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2012 annual report online and how to vote online. If you receive such Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. The Notice contains instructions on how to request to receive printed copies of these materials and proxy card by mail.

Your vote is very important to us. Regardless of the number of shares you own, please vote. The Board has reviewed each voting item and provided you with its recommendation on how to vote. You can vote your shares by internet, by telephone, or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. Please see page 1 of the proxy statement for more detailed information about your voting options.

Very truly yours,
Clifford Hudson
Chairman and Chief Executive Officer

Notice of 2013 Annual Meeting of Shareholders

Thursday, January 17, 2013

1:30 p.m., Central Time

Sonic Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma

Record Date: November 19, 2012

Matters to be Voted upon: These items are more fully described in the following pages, which are a part of this Notice.

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To elect as directors the three nominees named in the accompanying proxy statement for terms expiring at the 2016 annual meeting of shareholders;

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To ratify and approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm;

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To hold an advisory vote on executive compensation; and

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To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by the internet or by telephone. If you request a printed copy of the proxy materials, you may complete and return by mail the proxy or voting instruction card you will receive in response to your request, or you can vote by the internet or by telephone. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

December 3, 2012

Oklahoma City, Oklahoma

By Order of the Board of Directors,

Carolyn C. Cummins
Vice President and Corporate Secretary

Table of Contents

VOTING AND THE MEETING	1
Purpose of the Meeting	1
Recommended Vote	1
Voting by Proxy and Eligibility to Vote	1
How to Cast Your Vote	1
Notice and Access	2
Revocation of Proxy	2
Annual Meeting Admission	2
Shareholder Proposals	3
Costs of Proxy and Proxy Solicitation	3
Householding	3
Quorum and Voting Requirements	3
Voting Results	4
CORPORATE GOVERNANCE	4
Board of Directors	4
Board Leadership Structure	5
Director Independence	5
Code of Ethics	5
Practices for Considering Diversity	6
Board Involvement in Risk Oversight	6
Compensation of Directors	6
Director Compensation Table	7
Stock Ownership Guidelines for Directors	7
Director Nominations	8
Communications with Directors	8
PROPOSAL NO. 1	ELECTION OF DIRECTORS	9
General	9
Nominees	9
Other Directors	10
Committees of the Board of Directors	12
Compensation Committee Interlocks and Insider Participation	13
Executive Session Meetings	13
EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
Compensation Committee Report	22
Summary Compensation Table	23
Grants of Plan-Based Awards Table	24
Outstanding Equity Awards at Fiscal Year-end Table	25
Option Exercises and Stock Vested Table	26
Potential Payments upon Termination or Change in Control	26
Certain Relationships and Related Transactions	27
Equity Compensation Plan Information	28
Section 16(a) Beneficial Ownership Reporting Compliance	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PROPOSAL NO. 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
General	31
Principal Accountant Fees and Services	31
Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm	32
REPORT OF AUDIT COMMITTEE	33
PROPOSAL NO. 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION	34
OTHER MATTERS	34
2012 ANNUAL REPORT AND FORM 10-K	34

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VOTING AND THE MEETING

Purpose of the Meeting

This is the annual meeting of the Company’s shareholders. At the meeting, we will be voting upon:

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the election of three directors for terms expiring in 2016;

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the ratification of our Audit Committee’s choice of independent registered public accounting firm for fiscal year 2013;

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the approval, by a non-binding advisory vote, of our executive officers’ compensation; and

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any other business that may properly come before the meeting.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early through the internet, by telephone or by a proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.

Recommended Vote

The Board of Directors unanimously recommends that you vote:

PROPOSAL 1: FOR the election of Clifford Hudson, Federico F. Peña and Robert M. Rosenberg as directors of the Company for terms expiring in 2016;

PROPOSAL 2: FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013; and

PROPOSAL 3: FOR the approval of our executive officers’ compensation.

Voting by Proxy and Eligibility to Vote

Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company to vote your shares at the meeting in the way you instruct. You may vote if your shares are recorded directly in your name in our stock register (“shareholder of record”) at the close of business on November 19, 2012. Shareholders who hold shares in “street name,” that is, through an account with a bank, broker, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions for this purpose that the street name holders will receive from the holder of record.

A list of shareholders entitled to vote at the meeting will be available for examination at our corporate offices located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104, for a period of at least 10 days prior to the meeting and during the meeting.

How to Cast Your Vote

You may vote by any of the following methods:

Internet. Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m., Central Time, on January 16, 2013.

Telephone. Call toll-free 1-800-690-6903 24 hours a day, seven days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m., Central Time, on January 16, 2013.

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Mail. If you are a shareholder of record and you elect to receive your proxy materials by mail, you can vote by marking, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instructions form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.

At the annual meeting. Whether you are a shareholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person. Even if you plan to attend the annual meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and it saves us significant postage and processing costs. In addition, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

Notice and Access

On or about December 3, 2012, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, the 2012 annual report and voting instructions over the internet at www.proxyvote.com or they may request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in the printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you change your election.

If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the internet or by telephone, or sign and return by mail all proxy cards or voting instruction forms. If you are a holder of record, we encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, Computershare, 250 Royall Street, Canton, Massachusetts 02021, or by phone at 1-800-884-4225. If you hold your shares in street name, you should contact your bank or broker and request consolidation.

Revocation of Proxy

You may revoke your proxy before it is voted at the meeting by:

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Submitting a later vote by internet or telephone;

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Submitting a new proxy card or voting instruction form with a later date;

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Notifying the Company before the meeting by writing to the Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104; or

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Voting in person at the meeting.

Attendance at the meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

Annual Meeting Admission

Only Sonic Corp. shareholders may attend the annual meeting. Proof of ownership of Sonic Corp. common stock, along with valid picture identification (such as a driver’s license or passport), must be presented in order to be admitted to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the annual meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the annual meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

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Shareholder Proposals

In order for the Company to include a shareholder proposal in the proxy materials for the next annual meeting of shareholders, a shareholder must deliver the proposal to the Corporate Secretary of the Company no later than August 4, 2013.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the next annual meeting, the Company’s Bylaws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to our next annual meeting, our Bylaws require notice to be provided to the Corporate Secretary of the Company no earlier than September 18, 2013 and no later than October 18, 2013.

Costs of Proxy and Proxy Solicitation

We are paying the cost related to the preparation, printing and distribution of all the proxy materials. We also may use the services of our directors, officers and employees to solicit proxies by mail, email, facsimile, personally or by telephone. We will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of shareholder requested proxy materials to the beneficial owners of our voting common stock.

Householding

We are permitted to send a single set of proxy materials to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact the Corporate Secretary at Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104. Such requests by street name holders should be made through their bank, broker, or other holder of record.

Quorum and Voting Requirements

As of the close of business on the record date, November 19, 2012, the Company had 56,789,993 shares of common stock issued and outstanding. Each share has one vote. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you withhold authority to vote, abstain or fail to provide voting instructions on any of the proposals listed on the proxy card. If your shares are held in street name, these shares also will be counted for purposes of determining the presence or absence of a quorum for the transaction of business to the extent such nominee exercises its discretion to vote your uninstructed shares on certain matters at the annual meeting.

The Company will treat all abstentions and “broker non-votes,” as hereafter defined, as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting. Banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but they do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with the respect to the non-discretionary matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

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The voting requirements that apply to the proposals discussed in this proxy statement are as follows:

Proposal	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Plurality	No
2. Ratification of Independent Registered Public Accounting Firm	Majority	Yes
3. Advisory Vote on Executive Officers’ Compensation	Majority	No

A “plurality” means, with regard to the election of directors, that the three nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors.

A “majority” means that a proposal receives a number of “for” votes that is a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

Voting Results

We will announce preliminary results at the meeting and publish final results in a current report on Form 8-K within four business days after the meeting.

CORPORATE GOVERNANCE

Board of Directors

The Board is currently composed of 10 independent directors and Clifford Hudson, the Chairman of the Board and Chief Executive Officer. The Board recognizes the necessity of effective corporate governance to enable the Board to adequately oversee, advise and monitor the management of the Company.

The Board of Directors of the Company held a total of five meetings (four regular quarterly meetings and one telephonic special meeting) during the Company’s last fiscal year. The independent directors met in executive session at each quarterly meeting. Each director attended at least 95% of the meetings of the Board and the Board committees on which he or she served. The Company encourages its Board members to attend the annual meeting of shareholders and schedules Board and committee meetings to coincide with the shareholder meeting to facilitate the directors’ attendance. All directors attended the annual meeting of shareholders held in January 2012.

Sonic’s policies and practices reflect corporate governance initiatives that are compliant with the listing standards of NASDAQ and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. The Board of Directors has documented its corporate governance practices and adopted Corporate Governance Guidelines, which are designed to formalize these practices and enhance governance efficiency and effectiveness. The Corporate Governance Guidelines may be found on Sonic’s website, www.sonicdrivein.com, by going to the investor section under the “strictly business” section of the website. Among other things, these guidelines address the following:

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The Nominating and Corporate Governance Committee is required to review with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity and availability of service to the Company.

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The Board is required to conduct periodic self-evaluation through the Nominating and Corporate Governance Committee.

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The Nominating and Corporate Governance Committee is required to review and report to the Board at least annually on succession planning for the CEO, and the CEO is required at all times to make available to the Board his or her recommendations of potential successors.

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•

The independent directors are required to meet in conjunction with each regularly scheduled quarterly Board meeting and at other appropriate times.

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The Board and all committees are authorized to hire their own advisors.

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Directors who change job responsibilities are required to notify the Board and give the Board the opportunity to review whether they should continue to serve as Board members.

Board Leadership Structure

Chairman. The Board reserves the right to determine from time to time how to configure the leadership of the Board and the Company in the way that best serves the Company and its shareholders. The Board specifically reserves the right to vest the responsibilities of Chairman of the Board and CEO in the same individual. The Board believes that the most effective leadership model for the Company at this time is to have the roles of Chairman and CEO combined. The Board believes this structure promotes the execution of the strategic responsibilities of the Board and management because the CEO is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Hudson currently serves as Chairman of the Board and CEO.

The Board believes that the appointment of a lead independent director and the use of regular executive sessions of the non-management directors, along with the Board’s independent committee system and substantial majority of independent directors, allow it to maintain effective oversight of management. The Board recognizes that depending on the circumstances, other leadership models, such as a separate Chairman of the Board, might be appropriate. Accordingly, the Board regularly reviews and reassesses its leadership structure.

Lead Independent Director. The Company’s 10 non-management directors, all of whom are independent, have appointed Mr. Richardson as the Board’s lead independent director, and he presides at all executive sessions of the non-management directors. In his capacity as lead independent director, Mr. Richardson (a) coordinates the activities of the non-management directors; (b) sets the agenda for and leads the non-management director executive sessions; (c) acts as the principal liaison to the Chairman and CEO for the views of, and any concerns or issues raised by, the non-management directors; (d) provides input on and approves the agenda for Board meetings and Board meeting schedules; and (e) consults with the other directors regarding and advises the Chairman and CEO about the quality, quantity and timeliness of information provided to the Board and the Board’s decision-making processes.

Director Independence

Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors, with the exception of our Chairman and CEO, Clifford Hudson, is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. The objective element consists of specific relationships that automatically preclude a finding of independence. The subjective component requires the Board to make an affirmative determination that there are no other relationships that would impair independence. Mr. Hudson is the only employee member of the Board.

Code of Ethics

All directors, officers and employees of the Company must act ethically at all times and in accordance with the provisions of the Company’s Code of Business Conduct and Ethics. The Chief Executive Officer, Chief Financial Officer, Treasurer and Controller are also subject to the Company’s Code of Ethics for Financial Officers. The Code of Business Conduct and Ethics and Code of Ethics for Financial Officers may be found in the corporate governance section of our website, www.sonicdrivein.com. Any amendments to or waivers from a provision of the Code of Business Conduct and Ethics or Code of Ethics for Financial Officers that are required to be disclosed by applicable rules will also be posted in the corporate governance section of our website.

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Practices for Considering Diversity

The charter of the Nominating and Corporate Governance Committee provides that the Committee shall annually review the appropriate characteristics of members of the Board of Directors in the context of the then-current composition of the Board. This assessment includes the following factors: independence, skills, experience, age, diversity (including diversity of skills, background and experience) and availability. It is the practice of the Nominating and Corporate Governance Committee to consider these factors when screening and evaluating candidates for nomination to the Board of Directors.

Board Involvement in Risk Oversight

The day-to-day responsibility for the identification, assessment and management of the various risks that the Company faces belongs with management. The full Board has primary responsibility for risk oversight, with the Board’s standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. The Board’s oversight of risks occurs as an integral and continuous part of the Board’s oversight of the business of the Company. The Board’s ongoing oversight of risk in the context of specific aspects of our business is supplemented by a formal risk review process conducted by management. This review identifies the Company’s key overall risks and facilitates consideration of those risk exposures, strategic objectives and risk management programs. This formal risk review is discussed with the full Board on at least an annual basis.

Compensation of Directors

In accordance with the Compensation Committee Charter, non-employee director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee, except that equity and equity-based compensation is determined only by the Compensation Committee.

During the 2012 fiscal year, cash fees earned by the non-employee directors for their services were as follows:

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Annual retainer fee of $30,000;

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Audit Committee Chair annual retainer amount of $12,500;

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Compensation Committee Chair and Nominating and Corporate Governance Committee Chair annual retainer amounts of $7,500;

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Additional fee of $2,500 for each quarterly Board meeting attended;

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Additional fee of $1,000 for Audit and Compensation Committee members for each Committee meeting attended; and

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Additional fee of $1,000 for any special telephonic meetings attended.

At the January 2012 Board meeting, the second quarterly Board meeting of the fiscal year, each non-employee director other than Messrs. Benham and Schutz and Ms. Taylor received an annual equity award grant valued at $85,000 on the date of the grant, comprised 50% of seven-year, nonqualified stock options and 50% of restricted stock units. Both the stock options and the restricted stock units vest over three years. The exercise price of the stock options is equal to the market value of the common stock on the date of the grant. Prior to the 2012 fiscal year, new non-employee directors received an equity award grant valued at $300,000 on the date of grant, also comprised 50% of seven-year, nonqualified stock options and 50% of restricted stock units, as compensation for the director’s first three years of service. Under the prior policy, new non-employee directors then received an annual grant beginning with the fourth year of service. (In accordance with this prior policy, at the January 2012 Board meeting, Messrs. Benham and Schutz and Ms. Taylor had not completed their first three years of service and thus were not awarded annual grants. However, Mr. Benham completed his first three years of service in August 2012 and was awarded a partial grant valued at $21,250 at the August 2012 Board meeting as compensation for the period from August 2012 to January 2013, the next scheduled date for annual equity award grants to directors.) Beginning in fiscal 2012, the Compensation Committee eliminated the initial grant to new directors and the waiting period to receive annual grants, and provided that new directors would instead receive the same annual grant as tenured directors. (Ms. Lavelle received an annual grant at the January 2012 Board meeting in accordance with this new policy.)

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Director Compensation Table

The following table sets forth information as to compensation during fiscal year 2012 paid to each non-employee director of the Company.

Name(1)	Fees Paid in Cash ($)	Stock Awards ($)(2) (3)	Option Awards ($)(2) (3)	Total ($)
Douglas N. Benham	48,000	21,250	21,250	90,500
Kate S. Lavelle	25,000	42,500	42,500	110,000
Michael J. Maples	45,000	42,500	42,500	130,000
J. Larry Nichols	54,500	42,500	42,500	139,500
Federico F. Peña	45,000	42,500	42,500	130,000
H.E. Rainbolt	60,500	42,500	42,500	145,500
Frank E. Richardson	48,000	42,500	42,500	133,000
Robert M. Rosenberg	52,500	42,500	42,500	137,500
Jeffrey H. Schutz	45,000	0	0	45,000
Kathryn L. Taylor	47,000	0	0	47,000

(1)

Clifford Hudson, the Company’s Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Hudson as an employee of the Company is shown in the Summary Compensation Table.

(2)

In January 2012, the Company granted options to purchase 15,040 shares of common stock of the Company at $6.80 per share and 6,250 restricted stock units to Ms. Lavelle and Messrs. Maples, Nichols, Peña, Rainbolt, Richardson and Rosenberg. In August 2012, the Company granted options to purchase 5,504 shares of common stock of the Company at $9.12 per share and 2,330 restricted stock units to Mr. Benham. Since Mr. Benham began his term as a director in August 2009, these equity awards were made as compensation for the period from August 2012, three years after Mr. Benham’s initial equity grant, to January 2013, the next scheduled date for the annual equity award grants to directors. The dollar amounts reflect the aggregate grant date fair values of the stock and option awards. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 12 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2012 regarding assumptions underlying valuation of equity awards.

(3)

The following table represents the number of unvested stock awards and the number of outstanding and unexercised option awards held by each of our non-employee directors as of August 31, 2012:

Name	Outstanding Stock Awards	Outstanding Option Awards
Benham	2,330	44,703
Lavelle	6,250	15,040
Maples	10,426	127,381
Nichols	9,048	89,040
Peña	10,426	109,318
Rainbolt	10,426	119,443
Richardson	10,426	119,443
Rosenberg	10,426	119,443
Schutz	6,250	43,633
Taylor	5,800	52,204

Stock Ownership Guidelines for Directors

The Board has adopted stock ownership guidelines for non-employee directors that require each non-employee director to hold all stock awards granted to the director until he or she owns stock valued at a minimum of three times the annual cash fee amount paid to the director. Except for Ms. Lavelle, who was elected to the Board in January 2012, each of the incumbent non-employee directors currently holds stock and restricted stock units in an amount exceeding the stock ownership requirement.

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Director Nominations

Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new Board members for recommendation to the Board for any vacancies.

With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board.

With respect to considering nominations of new directors, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates based upon criteria the Nominating and Corporate Governance Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may seek input from senior management in identifying candidates.

Each candidate for director must possess the following specific minimum qualifications:

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Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.

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No candidate shall have any material personal, financial, or professional interest in any present or potential competitor of the Company.

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Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of the Board of which he or she is a member.

The Nominating and Corporate Governance Committee will consider nominations for the Board by shareholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s bylaws.

Communications with Directors

Shareholders may communicate with the non-employee members of the Board of Directors by writing to the Board, c/o Carolyn C. Cummins, Corporate Secretary of the Company. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its shareholders are collected and forwarded on a periodic basis to the Board. Any concerns relating to accounting, internal accounting controls or auditing matters will be brought immediately to the attention of the Company’s Vice President of Internal Audit and handled in accordance with the procedures established by the Audit Committee with respect to such communications.

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PROPOSAL NO. 1    ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term, and one class is elected each year. The Board of Directors is authorized by our bylaws to set the number of directors that constitute the whole Board of Directors. The size of the Board is currently set at 11 members. The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election by the shareholders, three individuals. Nominated for re-election are incumbent directors, Clifford Hudson, Federico F. Peña and Robert M. Rosenberg, whose terms expire at the 2013 annual meeting. If elected, Messrs. Hudson, Peña and Rosenberg will each serve as a director for a three-year term expiring at the annual meeting to be held in 2016.

All nominees will hold office until the shareholders elect their qualified successors. If any of the nominees becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

Nominees

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire (if elected) and age for each nominee for election as a director at the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Clifford Hudson	August 1993	2016	58
Federico F. Peña	January 2001	2016	65
Robert M. Rosenberg	April 1993	2016	74

The following is certain biographical information about each of the three nominees for directors, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

Clifford Hudson has served as the Company’s Chairman of the Board and Chief Executive Officer (“CEO”) since January 2000. Mr. Hudson served as CEO and President of the Company from April 1995 to January 2000, and reassumed the position of President in November 2004 until May 2008. He has served in various other offices with the Company since 1984. Mr. Hudson has served on the Board of Trustees of the Ford Foundation since January 2006 and on the Board of Trustees of the National Trust for Historic Preservation from January 2001 until 2011, where he served as its Chairman from 2008 until 2011. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001. In his more than 25 years with the Company, Mr. Hudson has gained meaningful leadership experience and quick-service restaurant knowledge. As CEO, he is responsible for determining the Company’s strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively. These capabilities, combined with Mr. Hudson’s understanding of the Company and unwavering commitment to the Sonic brand, make him uniquely qualified to serve on the Board.

Federico F. Peña has served as a Senior Advisor of Vestar Capital Partners since January 2009, and previously served as a Managing Director of Vestar from 1999 to 2009. Vestar is a global private equity firm that specializes in management buyouts, recapitalizations and going private transactions. Prior to joining Vestar, Mr. Peña served as the United States Secretary of Energy from 1997 to 1998 and the United States Secretary of Transportation from 1993 to 1997. Mr. Peña served as the Mayor of the City and County of Denver, Colorado from 1983 through 1991, the first Latino to hold that elected office. Mr. Peña founded Peña Investment Advisors in 1991 and was its President and Chief Executive Officer from 1991 until 1993. He served in the Colorado House of Representatives from 1979 until 1983 and practiced law for 10 years in Colorado. Mr. Peña is a Director of Wells Fargo & Company and a member of Toyota’s North American Diversity Advisory Board, as well as a member of several non-profit organizations, including the COMPETE Coalition. Mr. Peña has demonstrated sound leadership skills and brings his extensive investment experience to the Board.

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Robert M. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA, the parent company of Dunkin’ Donuts, Inc. and Baskin-Robbins, Inc., from May 1993 until his retirement in August 1998. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin’ Donuts, Inc. from 1963 until May 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December 1992 until May 1993. Mr. Rosenberg served as a Director of Domino’s Pizza, Inc. from 1999 until April 2010. He currently serves as an honorary Director of the National Restaurant Association, as well as a Trustee of the educational foundation of the International Franchise Association (“IFA”). Mr. Rosenberg is a past President of the IFA. Mr. Rosenberg provides a significant, broad-based understanding of leading a large public company in the food service industry and further provides a specific understanding of all aspects of the industry, including operations, marketing, finance and strategic planning.

Proxies cannot be voted for more than three nominees.

The Board of Directors recommends a vote “FOR” the election of each of the three nominees as a director.

Other Directors

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire, and age for each director who will continue as a director after the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Douglas N. Benham	August 2009	2014	56
Kate S. Lavelle	January 2012	2015	47
Michael J. Maples	June 2005	2015	70
J. Larry Nichols	January 2007	2015	70
H. E. Rainbolt	January 1996	2014	83
Frank E. Richardson	March 1991	2015	73
Jeffrey H. Schutz	August 2010	2014	61
Kathryn L. Taylor	January 2010	2014	57

The following is certain biographical information about each of the eight persons who will continue as a director after the annual meeting of shareholders, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

Douglas N. Benham is the President and Chief Executive Officer of DNB Advisors, LLC, a restaurant industry consulting firm. Mr. Benham served as President and Chief Executive Officer of Arby’s Restaurant Group, a quick-service restaurant company, from January 2004 until April 2006. Mr. Benham served as Chief Financial Officer of RTM Restaurant Group, Inc., an Arby’s franchisee (“RTM”) from 1989 until 2003 and served as a Director of RTM from 1997 until 2003. Mr. Benham also serves as a Director of Global Income Trust, a real estate investment trust. Mr. Benham served as a Director of O’Charley’s Inc., a multi-concept restaurant company, from 2008 until its acquisition in 2012. With over 20 years of experience in the restaurant industry, Mr. Benham brings to the Board direct knowledge and understanding of restaurant operations and management, as well as his understanding of accounting as a certified public accountant.

Kate S. Lavelle has over 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. She served as Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004. Mrs. Lavelle served in various other management positions for LSG Sky Chefs, from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. From 2005 until July 2007, Ms. Lavelle served as a Director of Swift & Company, an American food processing company which was acquired in 2007 by JBS S.A., a Brazilian company. With over 20 years of experience in the finance and accounting industry, and six of those years as the Chief Financial Officer of a large, multi-brand, franchised quick-service restaurant business, Ms. Lavelle brings to the Board her extensive expertise in finance and direct knowledge and understanding of restaurant operations and management.

Michael J. Maples has over 40 years of experience in the information technology industry. He held various management positions at Microsoft Corporation from 1988 to 1995, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the Office of the President. Before joining Microsoft, Mr. Maples worked for IBM Corporation for over 23 years where he served as Director of Software Strategy. After retiring from Microsoft in 1995, Mr. Maples has primarily devoted his time to private investments and ranching. Mr. Maples also serves as a Director of Lexmark Corp. and Multimedia Games, Inc. Mr. Maples’ extensive experience in information technology provides valuable insights to the Board with respect to the technology aspects of our business.

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J. Larry Nichols is a co-founder of Devon Energy Corporation (“Devon”) and has served as Executive Chairman of the Board of Directors of Devon since June 2010. Mr. Nichols served as Chairman of the Board of Devon from 2000 to June 2010 and as Chief Executive Officer from 1980 to June 2010. He served as President of Devon from 1976 until 2003. Mr. Nichols also serves as a Director of Baker Hughes Incorporated. He served as Chairman of the Board of the American Petroleum Institute from 2009 to 2010 and is a Director of the American Natural Gas Alliance, the National Association of Manufacturers, the Independent Petroleum Association of America and the National Petroleum Council. Mr. Nichols has demonstrated strong business, management and leadership skills, as evidenced by his successful performance as Chairman and Chief Executive Officer of Devon.

H.E. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, he served as Chairman of the Board of Directors of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. Mr. Rainbolt’s experience in the banking industry and his well-rounded business acumen are widely acknowledged. As a result of Mr. Rainbolt’s extensive banking and financial expertise, he provides the Board with valuable perspective on the Company’s strategic initiatives, financial oversight and stewardship of capital.

Frank E. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies. From 1997 to June 2006, he served as Chairman of Enterprise News Media, Inc., which owned newspapers in Brockton, Quincy, Plymouth and several other towns in Massachusetts. Mr. Richardson serves as a Trustee of the Metropolitan Museum of Art and as a Director of the Rockefeller Brothers Fund Finance Committee, both located in New York. Mr. Richardson’s knowledge and experience in investments and financial matters and his experience with growth companies are valuable assets to the Board and to the Company.

Jeffrey H. Schutz is a managing director of Centennial Ventures, a Denver-based venture capital firm with approximately $500 million of assets currently under management. Mr. Schutz has been a general partner in seven Centennial-sponsored partnerships and involved with the start up, growth and development of approximately 50 companies over the past 23 years. In his position with Centennial Ventures, Mr. Schutz has directly contributed to the strategic planning and direction of these companies. Prior to joining Centennial Ventures in 1987, Mr. Schutz was Vice President and Director of PNC Venture Capital Group, an affiliate of PNC Financial. As a result of his background in building and growing entrepreneurial businesses, Mr. Schutz provides knowledgeable advice to the Company’s other directors and to senior management as the Company continues to strengthen its brand and grow its market share.

Kathryn L. Taylor has served as an attorney with McAfee & Taft, an Oklahoma law firm, since November 2010. She served as Chief of Education Strategy and Innovation for the State of Oklahoma, a cabinet-level position to which she was appointed by the Governor of Oklahoma, from January 2010 until January 2011. She was elected the Mayor of the City of Tulsa, Oklahoma in 2006, and completed her term as Mayor in December 2009. Ms. Taylor served as the Secretary of Commerce and Tourism and Executive Director of the Department of Commerce of Oklahoma and the Small Business Advocate to the Governor of Oklahoma from February 2003 until 2006. From 1999 through 2002, she served as President of Lobeck-Taylor Foundation, a charitable foundation established by Ms. Taylor and her husband to support education and social issues. Ms. Taylor was a partner in the Oklahoma law firm of Crowe and Dunlevy, serving as the Chair of the Franchising and Distribution Section from 1994 until 1998. From 1994 to 1997, Ms. Taylor also served as a principal owner and director of National Car Rental. From 1988 to 1994, she served as the Executive Vice President and General Counsel of Dollar-Thrifty Car Rental. Both National Car Rental and Dollar-Thrifty Car Rental operate and franchise car rental locations world-wide. Ms. Taylor previously served as a director of the Company from January 2006 until April 2006, a position she resigned upon her election as the Mayor of the City of Tulsa, Oklahoma. Ms. Taylor’s background and experience in franchising and securities law, as well as her development and oversight of the City of Tulsa’s annual capital and operating budget, allow her to provide significant knowledge to the Board on franchising, corporate governance and financial matters. She also provides broad insight into executive leadership, strategy and public affairs.

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Committees of the Board of Directors

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The charters for each of these committees are available at no charge in the corporate governance section of Sonic’s website, www.sonicdrivein.com, by going to the investor section under the “strictly business” section of the website. All members of each of these committees are independent directors. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

The directors serving on each committee are appointed by the Board. These appointments are made at least annually, for terms expiring at the next annual meeting of shareholders.

The following table lists the members of each of the standing committees as of the date of this proxy statement:

	Audit	Compensation	Nominating and Corporate Governance
Douglas N. Benham	x
Kate S. Lavelle	x
Michael J. Maples		x
J. Larry Nichols	x		Chair
Federico F. Peña		x	x
H.E. Rainbolt	Chair
Frank E. Richardson	x		x
Robert M. Rosenberg		Chair	x
Jeffrey H. Schutz		x
Kathryn L. Taylor	x

Audit Committee. In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance by the Company with certain legal and regulatory requirements. The committee encourages free and open communication among the committee members, Ernst & Young LLP, the Company’s independent registered public accounting firm, and management of the Company. In accordance with its charter, the Audit Committee pre-approves all audit and permissible non-audit services. Throughout the year, the committee periodically meets with representatives of Ernst & Young LLP and also meets with representatives of the internal audit function without management present. Each of the members of the Audit Committee is “independent, ” as defined by the rules of the SEC and the NASDAQ stock market listing standards. The Board of Directors has determined that Mr. Rainbolt is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. In fiscal year 2012, the Audit Committee met seven times, including meetings to review the quarterly financial statements prior to the release of earnings to the public.

Nominating and Corporate Governance Committee. In accordance with its written charter adopted by the Board of Directors, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director nominees, and monitors significant developments in the law and practice of corporate governance. On October 10, 2012, the Nominating and Corporate Governance Committee nominated the three individuals named above for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee held five meetings during the Company’s last fiscal year. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company’s shareholders. In order to recommend a nominee for the next annual meeting, shareholders must deliver the recommendation in writing to the Company on or before August 4, 2012, addressed to the attention of Carolyn C. Cummins, Corporate Secretary of the Company, and must provide the full name, address and business history of the recommended nominee.

Compensation Committee. In accordance with its written charter adopted by the Board of Directors, the Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee is comprised entirely of independent directors who operate under a written charter approved by the Board of Directors. The Compensation Committee’s functions include reviewing and approving the base salary, annual and long-term cash incentive awards and long-term equity incentive awards of the executive officers of the Company other than the CEO, reviewing and recommending to the Board of Directors the compensation of the CEO, as described below, as well as overseeing and reviewing the Company’s various equity benefit plans. The Compensation Committee held four meetings during the Company’s last fiscal year.

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The Board of Directors annually reviews the performance of the CEO and also sets the compensation of the CEO, including base salary, annual and long-term cash incentive awards, upon recommendation from the Compensation Committee. Our CEO annually reviews the performance of those executives reporting directly to him and makes recommendations to the Compensation Committee regarding compensation for those executives, as well as any other executive officers named in the Summary Compensation Table. Our Compensation Committee may exercise its discretion in accepting or otherwise modifying the proposed compensation and awards to those executive officers.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are named above. None of these individuals has ever been an officer or employee of Sonic or any of its subsidiaries or had any relationship with Sonic requiring disclosure under Item 404 of Regulation S-K. No executive officer of Sonic has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal year 2012.

Executive Session Meetings

The independent directors of the Company meet without the management director at executive sessions in conjunction with each quarterly board meeting and at other appropriate times. The independent directors have designated Frank E. Richardson as the lead director to preside at all meetings of the independent directors.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareholders. The key objectives of our executive compensation program are to motivate our executives to increase profitability and shareholder returns, to pay a significant portion of compensation based on performance and to compete for and retain talent.

We believe our compensation program provides an appropriate mix of compensation to incentivize our executives. Approximately 73% of our CEO’s direct compensation opportunity for fiscal 2012 was performance-based.

Below is a chart that summarizes the significant elements of our executive compensation program:

Direct compensation elements (1)	Performance-based	Primary metric	Terms
Salary		n/a	Evaluated annually, based on such factors as competitive benchmarks, Company performance and individual performance
Annual Cash Incentive	X	Earnings per share	Based solely on financial metric
Three-Year Cash Incentive	X	Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”)	Based solely on financial metric
Stock Options	X	Stock price	Vest one-third each year; seven-year term
(1) Indirect compensation elements include retirement programs and other limited personal benefits.

Our pay package includes base salary, short-term (annual) and long-term (three-year) cash incentive awards, and a long-term equity award in the form of stock options. We consider adjusted cash flow (which we define as earnings before interest, taxes, depreciation, amortization and rent, “EBITDAR”) and earnings per share as key indicators of how well management is executing the Company’s strategy. For fiscal 2012, the performance metric for our long-term (three-year) cash incentive award was EBITDAR, and the performance metric for our short-term (annual) cash incentive award was earnings per share. We believe stock price performance should also be an important driver of compensation to align management and shareholder interests. Our long-term equity award which is granted in the form of stock options only has value if our stock price increases. We believe this approach is in the best interests of the Company and our shareholders for the following reasons:

1.

It ensures a strong pay-for-performance alignment.

Our executive compensation program is designed to be “results-aligned.” We believe that when Sonic achieves a high level of performance through increased profits and a higher stock price, our named executive officers should be compensated. So when our shareholders are rewarded, our executive officers are also rewarded. Similarly, when Sonic’s performance does not achieve these results, our named executive officers should receive much lower compensation.

2.

It emphasizes variable, “at risk” compensation.

As a result of our executive compensation philosophy, in fiscal 2012, an average of 58% of the total compensation opportunity of our named executive officers was delivered in the form of an annual performance–based cash bonus opportunity, long-term cash incentive and long-term equity incentive in the form of stock options. The following charts illustrate how each compensation component for fiscal 2012 disclosed in the Summary Compensation Table and long-term cash incentive opportunity were weighted for our Chief Executive Officer and the other named executive officers as a group.

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3.

It directly links executive compensation to tangible financial results.

In fiscal 2011, the Company’s performance improved despite a challenging economy, and short-term incentive awards were paid for the first time in four years. In fiscal 2012, performance was strong, and this positive performance was reflected with short-term incentive awards again being paid for fiscal 2012. The Company’s strong sales were driven by a layered day-part promotional strategy anchored by an integrated creative campaign that showcased multiple existing and new products appealing across all day-parts. These initiatives complemented prior years’ initiatives to build a strong foundation with improved service, product quality and pricing. Highlights of our performance in fiscal 2012 include the following:

•

System-wide same-store sales increased 2.2% and same-store sales for Company drive-ins increased 2.8% over the prior year;

•

Income from operations increased 6.8% over the prior year;

•

The Company achieved double-digit growth in earnings per share; and

•

The Company completed an accretive $30 million share repurchase program.

Best Practices

For our annual shareholders meeting in January 2012, we submitted two proposals to our shareholders regarding our executive compensation program. The first proposal was an advisory vote on the fiscal 2011 compensation of our named executive officers (commonly known as a “Say-on-Pay” Vote). Our shareholders approved the fiscal 2011 compensation of our named executive officers with over 97% of the votes cast in favor of the proposal.

The second proposal was a vote on the frequency of future shareholder advisory votes regarding the compensation of our named executive officers (whether our Say-on-Pay votes should occur every year, every two years or every three years). We recommended that the vote occur every year, and our shareholders approved our recommendation with approximately 89% of the votes cast in favor of every year. The next time we plan to ask our shareholders whether our Say-on-Pay votes should occur every year, every two years or every three years is expected to be at our 2017 annual shareholders meeting.

We believe that the outcome of the Say-on-Pay vote signals our shareholders’ support of our compensation approach. We evaluate our executive compensation program at least annually, and this year we have taken into account the outcome of the Say-on-Pay Vote at the January 2012 annual meeting when considering the executive compensation program for fiscal 2012. The Compensation Committee engaged in substantial internal discussions about our compensation philosophy and possible design alternatives. As a result of these discussions, the Compensation Committee reaffirmed the fundamental principles of clearly linking executive compensation to Sonic’s performance. In addition, we continue to engage in dialogue with our principal shareholders about aspects of our executive compensation program.

We value the opinions of our shareholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

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The following policies and practices are important elements of our executive compensation program:

•

Pay for Performance. The vast majority of total direct compensation is tied to performance.

•

Stock Ownership. We have stock ownership requirements for our CEO, requiring him to own stock equal in value to at least five times his annual salary. As of August 31, 2012, our CEO owned Sonic stock equal in value to more than 14 times his base salary.

•

Cash Incentives. Our three-year cash incentives require growth in EBITDAR to yield a payout. Both our annual and three-year cash incentives utilize caps on potential payments.

•

Clawbacks. In August 2012, we adopted compensation recovery, or “clawback,” provisions in our employment agreements that will apply to all incentive compensation programs. We intend to adopt a comprehensive clawback policy after the SEC adopts its rules regarding clawbacks under the Dodd-Frank Act.

•

Change in Control. We do not intend to enter into any new change in control agreements, and our current agreements are double-trigger, meaning that none of the Company’s executive officers are eligible to receive cash payments solely as a result of a change in control of the Company. Severance payments will be provided following a change in control only if the executive is terminated without cause or resigns for good reason.

•

Independent Consultant. The Compensation Committee benefits from its utilization of an independent compensation consultant, and the compensation consultant acts at the sole direction of the Committee.

•

Equity Plans. Our 2006 Long-Term Incentive Plan provides for a three-year minimum vesting period for all time-based vesting equity awards and a one-year minimum vesting period for all performance-based equity awards.

•

Tax Gross-ups. The Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

•

Company Stock Transactions. The Company prohibits its executive officers from engaging in hedging or other speculative transactions in Company stock.

•

Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•

No Repricing of Underwater Stock Options. When our stock price declines or stays flat, our named executive officers realize no benefit from their outstanding stock options. We believe this is appropriate because our shareholders also would not have benefited from owning shares of Sonic common stock during this time.

Sonic’s Compensation Program

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•

the general compensation principles and objectives of the Company’s executive compensation program;

•

the material elements of the Company’s executive compensation program and the process the Compensation Committee uses for making executive compensation decisions; and

•

information about the fiscal 2012 compensation earned by the following executive officers, referred to as the “named executive officers”:

–

Clifford Hudson, Chairman of the Board and Chief Executive Officer,

–

Stephen C. Vaughan, Executive Vice President and Chief Financial Officer,

–

W. Scott McLain, President,

–

Omar R. Janjua, President of Sonic Restaurants, Inc. and Executive Vice President of Operations of Sonic Industries Services Inc., and

–

Craig J. Miller, Senior Vice President and Chief Information Officer of Sonic Industries Services Inc.

Our Compensation Committee, comprised entirely of independent directors, is responsible for aligning our compensation programs with our compensation philosophy. The Compensation Committee reviews and approves any compensation decisions regarding vice presidents and above (with input from the CEO), and recommends the compensation of the CEO to the full Board of Directors. The Board then sets the CEO’s compensation based on its evaluation of the CEO’s performance.

The types of compensation and benefits provided to the named executive officers are generally similar to those provided to other officers. Eligibility for and benefits offered in the Company’s health and benefit plans and employee stock purchase plan are generally available to all corporate employees, including named executive officers. The only perquisites provided to officers are car allowances and premiums paid for certain life, accidental death and dismemberment insurance and long-term disability benefits. The Company does not offer any retirement plan or compensation for named executive officers other than the Company’s 401(k) plan, in which all employees may participate, and the Company’s nonqualified deferred compensation plan, which is solely funded by employee contributions and the same employer contributions as provided under the 401(k) plan.

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CEO Pay is Aligned with Performance. Pay for performance is a key component of the Company’s executive compensation philosophy. The Company’s executive compensation program has been structured to link a significant portion of the compensation of the named executive officers with the Company’s performance. While the program includes a base salary designed to attract, retain and motivate named executive officers, it also places a substantial amount of total executive compensation, including compensation of the CEO, “at risk” based on the performance of the Company and the executive through annual and long-term cash incentive and equity-based compensation awards. As discussed below, annual and long-term cash incentive awards are performance-based awards and represent “at risk” compensation because minimum levels of performance must be attained in order for any payout to occur. Similarly, because stock option awards only have value if the stock price increases, these awards are performance-based and “at risk.”

Our pay-for-performance compensation program aligns the compensation of the CEO with the interests of the Company’s shareholders, with a substantial amount of the CEO’s target total direct compensation being “at risk” performance-based compensation. For fiscal 2012, target “at-risk” performance-based compensation represented approximately 73% of our CEO’s target total direct compensation.

The Company’s financial results for fiscal 2011 improved significantly over fiscal 2010, resulting in an annual cash incentive being paid to our CEO for the first year since fiscal 2007. The Company’s compensation decisions for fiscal 2008 through fiscal 2011 demonstrate that a significant portion of the CEO’s compensation is directly tied to the financial performance of the Company, thus serving the long-term interests of the Company’s shareholders.

Fiscal 2012 Compensation Initiatives. The Company’s compensation actions for fiscal 2012 generally reflected the Company’s improved financial performance. Based on competitive trends and other factors considered by the Compensation Committee in consultation with its independent compensation consultant, the following actions were taken in fiscal 2012:

•

In light of the total shareholder return in fiscal 2011, the Compensation Committee determined to keep base salary levels for Messrs. Hudson and McLain for calendar 2012 at the same level as the prior three years, with modest increases made to the base salaries of Messrs. Vaughan, Janjua and Miller.

•

The Company has maintained its practice of providing limited perquisites, consisting solely of car allowances and premiums paid for certain life, accidental death and dismemberment insurance and long-term disability benefits.

•

The Company continued the long-term cash incentive award program implemented in fiscal 2011, as described on pages 20-21.

Compensation Objective. The objective of our executive compensation program is to ensure that compensation paid to named executive officers is closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation assists the Company in attracting, motivating and retaining key executives critical to its long-term success. The Compensation Committee strongly believes that the caliber of our executive team makes a significant difference in our sustained success. To that end, the following principles guide the development of the executive compensation program:

•

motivate our executives to increase profitability and shareholder returns;

•

pay a significant portion of compensation based on Company performance and therefore “at risk”; and

•

provide competitive levels of compensation to attract and retain the best qualified executive talent.

Process of Setting Compensation. In setting compensation for fiscal 2012, the Compensation Committee considered, among other things:

•

the benchmarking data and analyses described below;

•

our overall performance in fiscal 2011, including our financial and operating performance;

•

each named executive officer’s individual performance and contributions to our achievement of financial goals and operational milestones;

•

each named executive officer’s job responsibilities, expertise, historical compensation, and years and level of experience;

•

the relative compensation levels of our named executive officers;

•

the importance of retaining each named executive officer and each named executive officer’s potential to assume greater responsibilities in the future; and

•

whether the incentive criteria provide a balance of short-term and long-term incentives which mitigate any risk of a material adverse effect on the Company.

Components of Compensation. There are four main components of our executive compensation program:

•

base salary;

•

annual cash incentives;

•

long-term cash incentives; and

•

long-term equity incentives in the form of stock options.

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Our Compensation Committee considered each of these components within the context of a total rewards framework and the Company’s pay-for-performance philosophy. We strive to be competitive in the marketplace by appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing the Company’s performance, as well as the named executive officer’s performance, contributions and experience, and internal pay fairness. In maintaining our philosophy of paying for performance, compensation is more heavily weighted towards variable “at-risk” compensation than fixed compensation, which is provided as base salary. This weighting is identified in the table below which shows our fixed versus variable mix for targeted total compensation.

TARGETED FIXED VERSUS VARIABLE COMPENSATION MIX FOR THE NAMED EXECUTIVE OFFICERS FOR CALENDAR YEAR 2012

Name	Position	Fixed Compensation as % of Target Total Compensation	Variable Compensation as % of Target Total Compensation
Clifford Hudson	Chairman of the Board and CEO	27%	73%
Stephen C. Vaughan	Executive Vice President and Chief Financial Officer	38%	62%
W. Scott McLain	President	38%	62%
Omar R. Janjua	President of Sonic Restaurants, Inc. and Executive Vice President of Operations of Sonic Industries Services Inc.	38%	62%
Craig J. Miller	Senior Vice President and Chief Information Officer of Sonic Industries Services Inc.	44%	56%

Compensation of named executive officers is also more heavily weighted towards long-term cash and equity incentives than short-term incentives to align the interests of executives with our shareholders and facilitate the creation of value for shareholders. In furtherance of the Company’s philosophy of rewarding executives for future superior financial performance, prior stock compensation gains are generally not considered in setting future compensation levels.

In furtherance of the compensation philosophy described above, our Compensation Committee has engaged Mercer Human Resource Consulting (“Mercer”) to conduct a biennial review of our total compensation program for our named executive officers and provide relevant market data concerning executive pay practices. Mercer does not provide any other services to the Company. The last biennial review by Mercer was conducted in October 2010 prior to setting calendar 2011 compensation and provided data consisting of proxy information of peer companies as well as an analysis of executive compensation survey data for the restaurant industry maintained by Mercer, Towers Perrin and Watson Wyatt.

In making compensation decisions, our Compensation Committee compares each element of total compensation against our “compensation peer group,” which is a benchmarking peer group of publicly traded and privately held restaurant companies, as augmented by survey data where position matches were not available. Our compensation peer group is carefully selected based on criteria including restaurant industries, operating structure and size. The peer group is periodically reviewed and updated by our Compensation Committee to consist of companies against which the Compensation Committee believes we compete for talent. For 2012, the Committee deleted California Pizza Kitchen and Burger King, which were acquired and no longer have publicly available information.

The companies comprising our compensation peer group for 2012 were:

AFC Enterprises	DineEquity	Papa John’s
Biglari Holdings Inc.	Domino’s Pizza	Red Robin
(formerly Steak n Shake)	Einstein Noah Restaurant	Ruby Tuesday
Buffalo Wild Wings	Jack in the Box	Texas Roadhouse
CEC Entertainment	Luby’s	Wendy’s
Chipotle Mexican Grill	O’Charley’s
Denny’s	Panera Bread

At the time of setting 2012 compensation, the Compensation Committee considered fiscal 2009 data, which was the most recent financial and compensation data of our peer group provided in the October 2010 biennial review. For comparison purposes, the Company’s annual revenues in fiscal 2012 were below the 25th percentile in revenues of our compensation peer group and the Company’s market value was between the 25th percentile and the median in market value of our compensation peer group companies. The Company’s system-wide revenues were above the 75th percentile in terms of system-wide revenues of our peer group. The following sections describe in greater detail each of the elements of our named executive officer compensation program, why they were selected, and how the amounts of each element were determined.

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Base Salary. Base salary is designed to compensate our named executive officers for their experience, knowledge of the industry, duties and responsibilities, and to provide a minimum, fixed level of cash compensation to attract and retain talented named executive officers who can successfully design and execute our business strategy. In determining base salaries, we consider each named executive officer’s roles and responsibilities, experience, unique skills, individual performance and future potential with Sonic, along with salary levels for similar positions in our peer group and internal pay equity. Our compensation philosophy is to target base salaries at or below the median of our compensation peer group for each named executive officer. Base salaries are reviewed annually during our benchmarking process. For fiscal 2012, the base salaries for the named executive officers ranged from 83% to 108% of the peer group median base salary for fiscal year 2009 (based on the October 2010 biennial review information available when compensation was reviewed in January 2012). Base salaries for named executive officers are reviewed on a calendar year basis. Base salaries for Messrs. Hudson and McLain for calendar years 2012, 2011 and 2010 were not increased from those of calendar year 2009. Messrs. Vaughan and Janjua received a 5% increase in their calendar 2012 base salary levels from 2011 and Mr. Miller received a 2% increase in his calendar 2012 base salary from that of 2011.

Annual Cash Incentive. We provide performance-based annual cash incentive award opportunities to our named executive officers, as well as other officers and mid-level management personnel. These short-term cash incentives are designed to reward the achievement of specific, pre-set performance objectives measured over the fiscal year. Awards under the annual cash incentive program are based on the Compensation Committee’s belief that a significant portion of the annual compensation of named executive officers should be contingent on achievement of the annual performance goals of the Company.

The Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors prior to the beginning of the fiscal year. Achievement of the earnings per share target set forth in the annual business plan will result in the payment of a cash incentive award equal to a percentage of the base salary of the named executive officer. The earnings per share target is approved by the Board and designed to reinforce our focus on profitability and enhancement of long-term shareholder value. The target incentive awards are generally set at the median of our compensation peer group, taking into account individual performance, program costs and total compensation targets.

These target award levels are reviewed periodically by our Compensation Committee. The target percentages for each named executive officer are based on the scope of the named executive officer’s responsibilities, internal pay equity among named executive officers with similar responsibilities and competitive considerations. The target percentage of base salary for each of our named executive officers for fiscal years 2012 and 2011 was as follows:

Name	2012 and 2011
Clifford Hudson	100%
Stephen C. Vaughan	75%
W. Scott McLain	75%
Omar R. Janjua	75%
Craig J. Miller	50%

Named executive officers must achieve a threshold level of 80% of the established earnings per share target in order to be rewarded with 25% of their target annual incentive awards. If the named executive officers achieve a level of 85% of the established earnings per share target, they are rewarded with 50% of their target incentive awards. Incremental progress from 85% to 100% of the established earnings per share goal will allow the remaining 50% of the target incentive award to be earned. Thus, consistent with our pay-for-performance philosophy, only when performance meets the earnings per share target will named executive officers be able to realize the entirety of their target incentive awards. The Board of Directors sets the earnings per share target to require strong performance in order to achieve the target incentive awards. To encourage exceptional performance, achievement in excess of the earnings per share target will result in the payment of an incentive award equal to an additional 3% of the target incentive award for every 1% earnings per share exceeds the earnings per share target. For example, if the Company achieved 103% of the earnings per share target for the fiscal year, the named executive officer would be entitled to receive 109% of his target incentive award. The award is capped at 116 2/3% of the earnings per share target (or 150% of the target annual incentive award). Our Compensation Committee retains discretion to adjust incentive awards down as it sees fit in light of unusual or unforeseen developments that impact the Company or the industry in which it operates.

For fiscal 2012, the earnings per share target was $0.63. Actual performance in fiscal 2012 resulted in a payout of 85% of the target annual incentive amounts for the named executive officers. For fiscal year 2011, the payout was 114% of the target annual incentive amount. For fiscal years 2010 and 2009, no annual cash incentives were paid to our named executive officers based on the Company’s financial performance. The Compensation Committee did not exercise discretion to alter any individual awards for fiscal 2012 or the prior three fiscal years under the annual incentive award program.

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In January 2012, the Company’s shareholders adopted the Executive Cash Incentive Plan (the “Cash Plan”). The Cash Plan allows for both short-term and long-term performance-based cash incentive awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as amended. Our annual cash incentive awards for fiscal 2012 were granted under the Cash Plan; however, the structure and objectives (including the performance metrics) for these awards, as described above, have not changed from our historical practice.

Long-Term Cash and Equity Incentives. A key component of our named executive officer compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term shareholder value through the use of long-term cash and equity-based incentives. As a result, our officers’ interests are closely aligned with shareholders’ long-term interests. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and provides executives with incentives to maximize the value of shareholders’ investments. The annualized value of the long-term incentives awarded to our named executive officers is intended to be the largest component of our overall compensation package.

The Sonic Corp. 2006 Long-Term Incentive Plan (the “Equity Plan”) provides our Compensation Committee flexibility in the choice of vehicles used to make long-term incentive equity grants, including the ability to issue stock options, performance share units and restricted stock units. The Compensation Committee reviews the types of awards granted annually to ensure we spend our shares responsibly and understand the cost associated with each type of available award.

As mentioned under “Annual Cash Incentive” above, at the January 2012 annual meeting, the shareholders approved the Company’s Cash Plan. The Cash Plan allows for the grant of both short-term and long-term cash incentive compensation based on the Company’s performance. With respect to long-term incentives, the Cash Plan provides an additional means for incentive awards to align executives with the Company’s long-term performance and provides a long-term component based on measures that are not limited to stock price. The Cash Plan permits the Compensation Committee to select the performance metrics applicable to a long-term incentive award from among a list of permitted metrics. As discussed below, for the long-term cash incentive awarded to executive officers in fiscal 2012, the performance metric is EBITDAR (earnings before interest, taxes, depreciation, amortization and rent). Given that long-term incentives have historically been provided to executives solely in the form of equity awards, the Cash Plan allows for long-term incentive awards that are not equity based, thereby reducing share dilution.

For fiscal 2012, the Compensation Committee determined that the Company’s executive officers’ long-term incentive awards should be comprised of 50% long-term cash awards under the Cash Plan and 50% long-term equity awards (in the form of stock options) under the Equity Plan. In determining the number of stock options to be granted for fiscal 2012, our Compensation Committee utilized a formula which consists of 50% of base salary multiplied by a percentage determined by the Committee based on the total long-term incentive target award for the executive officer, then divided by the closing market price of our common stock on the grant date. For fiscal year 2012, the percentage was 82.5% for Mr. Hudson, 42.5% for Messrs. Vaughan, McLain and Janjua, and 37.5% for Mr. Miller. Stock options are granted with an exercise price equal to the closing market price of our common stock on the grant date (which is the date of the quarterly Compensation Committee meeting). Options vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the named executive officer is still employed by us on the date of vesting, and expire after seven years. The periodic vesting provisions are in place to encourage the named executive officers to remain with the Company. Stock options only have value if our stock price appreciates after the options are granted.

With regard to the long-term cash awards under the Cash Plan, for fiscal 2012 each named executive officer was given a target award equal to the Black-Scholes value of his stock option award. Cash payment under the long-term cash awards is based on the Company’s attainment of certain EBITDAR targets over a performance period commencing September 1, 2011 and ending August 31, 2014. The actual amount of the cash award will vary between 0% and 150% of the target award, with payout occurring as follows:

Performance Level	Avg. Annual Increase in EBITDAR	Payout vs. Target Award(1)
Maximum	10.0%	150%
Target	7.3%	100%
First Tier	5.0%	50%
Threshold	3.5%	25%
(1) Interpolation used for performance between the First Tier payout (50%) and maximum payout (150%).

Our Compensation Committee retains discretion to reduce the long-term cash incentive awards as it sees fit in light of unusual or unforeseen developments that impact the Company or the industry in which it operates.

The Compensation Committee changed the performance metric for the fiscal 2013 awards to earnings per share (“EPS”) instead of EBITDAR. This change was made because the Compensation Committee believes that, over time, EPS results are the primary driver of our stock price, an important indicator of our profitability, and an accurate indicator of long-term Company performance.

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Target long-term incentive award values are determined by the Compensation Committee by analyzing benchmark data, individual performance, program cost and total compensation targets. Long-term incentive equity award grants to named executive officers are made annually at our quarterly Compensation Committee meeting in January. Our quarterly Compensation Committee meeting dates are generally set in conjunction with our quarterly Board meetings and are scheduled about a year in advance of the meetings. In addition to regular long-term equity incentive award grants, at times our Compensation Committee makes special stock option grants, usually in connection with new employment, which are made at the quarterly Compensation Committee meeting following the event triggering the grant. There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information. The restricted stock units granted to certain of the named executive officers in fiscal 2010 also vest over a period of three years, with one-third of the shares becoming vested on each anniversary of the grant date as long as the named executive officer is still employed by the Company on the date of vesting. The Equity Plan provides for a three-year minimum vesting period for all time vesting-based equity awards and a one-year minimum vesting period for all performance-based equity awards granted to employees.

CEO Compensation. The Compensation Committee sets the compensation of all named executive officers other than the CEO. The Compensation Committee recommends the compensation of the CEO to the full Board, which then sets the CEO’s compensation based on the Board’s evaluation of the performance of the CEO for the prior fiscal year. The Board’s evaluation of the CEO considers the CEO’s performance against qualitative goals and objectives approved by the Board for the prior fiscal year (specifically addressing any areas where objectives were not met) and the CEO’s self-evaluation of his performance against the goals and objectives. Mr. Hudson’s compensation for fiscal 2012 was higher than that of other named executive officers primarily because of his greater influence over and responsibility for the Company, the compensation levels of comparable executives at companies within our compensation peer group, and his long tenure with the Company.

Stock Ownership Guidelines. Historically, we have encouraged our executives to own Sonic stock and have monitored ownership levels. The Company has stock ownership guidelines for the CEO which provide for stock ownership by the CEO of at least five times his base salary. As of August 31, 2012, Mr. Hudson owned Sonic stock equal in value to more than 14 times his base salary.

Termination and Change in Control Arrangements. We have employment agreements with each named executive officer. The employment agreements provide that if the Company terminates the named executive officer’s employment other than for cause or fails to renew the officer’s contract, the Company must pay the named executive officer certain severance benefits. The contracts for the named executive officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer severance benefits. These severance and change in control payments are discussed in more detail under “Potential Payments upon Termination or Change in Control” on page 27. The agreements regarding severance payments are designed to be competitive with similar agreements of our compensation peer companies in order to attract, retain and motivate named executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage named executive officers to remain in service after a change in control and ensure that named executive officers are able to devote their entire attention to maximizing shareholder value in the event of a change in control. The Compensation Committee has determined that the amounts payable under the employment agreements are necessary to achieve those objectives.

As described below, none of the employment agreements provide for the payment of severance upon a change of control unless the employee is terminated without “cause” or resigns for “good reason.” In addition, the Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

Tax Deductibility of Pay. In determining executive compensation, our Compensation Committee considers several factors, including the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. One exception applies to “performance-based compensation” paid pursuant to shareholder-approved employee benefit plans (essentially, compensation that is paid only if the individual’s performance meets pre-established objective performance goals based on performance criteria approved by our shareholders). Generally, our Compensation Committee believes that it is in the interests of the Company’s shareholders to preserve the deductibility of compensation paid to executive officers of the Company, while still maintaining the goals of the Company’s executive compensation program. However, where it is deemed necessary and in the best interest of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy, the Committee may approve compensation to named executive officers that may exceed the limits of deductibility. For fiscal 2012, all compensation paid to our named executive officers qualified for deduction under Section 162(m).

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Compensation Risk. In fiscal 2011, the Compensation Committee reviewed the Company’s various incentives and other compensation programs and practices and the processes for implementing these programs to determine whether any risks arising from our compensation policies and practices for our named executive officers and other employees could encourage decision-making that could expose the Company to unreasonable risks of material adverse consequences. In conducting this review, the Compensation Committee considered a risk assessment analysis performed by the Hay Group, an independent compensation consulting firm, with regard to the Company’s compensation policies and practices in fiscal 2010. In addition, the Compensation Committee has reviewed the changes in incentive compensation made in fiscal 2012. Based on this review, the Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

In making this determination, the Compensation Committee considered the various components of compensation and the compensation decision-making process including:

•

A Balanced Mix of Compensation Components. The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity and cash incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Capped Incentive Awards. Annual and long-term cash incentive awards are capped at 150% of target.

•

Independent Compensation Consultant. Our Compensation Committee has retained Mercer Human Resources Consulting as its independent compensation consultant.

•

Multi-Year Vesting. The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. All long-term performance cash awards have a three-year performance period. All time-vested equity awards, including stock options, have a minimum vesting period of three years.

•

Multiple Performance Factors. We rely on different performance metrics for our short-term and long-term cash awards. In additional, all performance metrics are based on audited metrics.

•

Discretion. Our Compensation Committee has the ability to exercise discretion in determining final payouts of all short-term and long-term performance-based awards.

Conclusion. The Compensation Committee believes the compensation delivered to the named executive officers for fiscal 2012 is reasonable and appropriate. Further, the Compensation Committee believes the total executive compensation program does not encourage executives to take unnecessary or excessive risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
The Compensation Committee
/s/Robert M. Rosenberg, Chairman
/s/Michael J. Maples
/s/Federico F. Peña
/s/Jeffrey H. Schutz

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Summary Compensation Table

The following table provides information concerning total compensation earned by the CEO, the Chief Financial Officer and the three other most-highly compensated executive officers of the Company who served in such capacities as of August 31, 2012 for services rendered to the Company during the past fiscal year. These five officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Clifford Hudson Chairman of the Board and Chief Executive Officer	2012	651,042	-	-	515,624	532,312	33,601		1,732,579
	2011	651,042	-	-	520,832	714,625	32,313		1,918,812
	2010	651,042	-	311,502	816,436	0	29,487		1,808,467
Stephen C. Vaughan Chief Financial Officer and Executive Vice President	2012	349,209	-	-	144,924	217,285	28,120		739,538
	2011	338,542	-	-	142,188	278,704	29,006		788,440
	2010	338,542	-	181,241	215,539	0	26,817		762,139
W. Scott McLain President	2012	411,458	-	-	167,875	251,694	30,824		861,851
	2011	411,458	-	-	172,811	338,732	30,323		953,324
	2010	411,458	-	292,030	347,298	0	26,967		1,077,753
Omar R. Janjua President of Sonic Restaurants, Inc. and Executive Vice President of Operations of Sonic Industries Services Inc.	2012	352,709	-	-	144,924	219,496	32,121		749,250
	2011	333,923	-	-	142,188	278,704	26,748		781,563
	2010	320,832	-	-	376,213	0	21,895		718,940
Craig J. Miller(5) Senior Vice President and Chief Information Officer of Sonic Industries Services Inc.	2012	263,521	-	-	95,625	108,592	25,908		493,646
	2011	254,980	-	-	93,751	142,925	23,727		515,383
	2010	156,250	21,222	-	256,405	0	41,704	(6)	475,581

(1)

The bonus amount for Mr. Miller represents a hiring bonus paid to Mr. Miller when he joined the Company in January 2010.

(2)

The amounts shown reflect the aggregate grant date fair values of the stock and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 12 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2012 regarding assumptions underlying valuation of equity awards. The terms applicable to option awards granted in fiscal 2012 are set forth below in the Grant of Plan-Based Awards Table.

(3)

The non-equity incentive plan compensation amounts reflect the cash awards to the named executive officers under the Company’s annual cash incentive plan, which covers the named executive officers, as well as other officers and mid-level management personnel, and is discussed in further detail in the Compensation Discussion and Analysis under the section “Annual Cash Incentive.” For the named executive officers, non-equity incentive plan compensation is based entirely on meeting the Company’s earnings per share target for the fiscal year. For fiscal year 2010, the Company’s earnings per share target was not attained and no incentive plan compensation was paid.

(4)

The amounts include car allowance, the Company’s matching contribution to the Company’s 401(k) plan, and premiums for life insurance and accidental death and dismemberment insurance paid on behalf of the named individuals and relocation expenses for Mr. Miller. We provide all officers, including our named executive officers, with a choice of a company car (Ford Escape) or a car allowance of $1,200 per month. If an officer chooses the car allowance, it is included in his or her taxable income. We also match 100% of each participant’s contribution to the 401(k) plan for the first 3% of the participant’s base salary and annual cash incentive award and 50% for the next 3% of the participant’s salary and annual cash incentive award, up to the maximum amount allowed by law. After the participant has completed 10 years of employment, we match 75% of the second 3% of his or her salary deferral contributions. After the participant has completed 20 years of employment, we match 100% of the second 3% of his or her salary deferral contributions. For fiscal year 2012, the Company contributed $14,553 for Mr. Hudson, $11,592 for Mr. Vaughan, $13,816 for Mr. McLain, $15,085 for Mr. Janjua and $8,661 for Mr. Miller. Company contributions vest over a six-year period during the first six years of employment and then vest 100% after the sixth year of employment. In addition, we pay the premiums for life insurance and accidental death and dismemberment insurance for all officers and mid-level management for coverage in the amount of four times the employee’s base salary, up to a maximum coverage of $800,000. For fiscal 2012, the Company paid premiums for such insurance of $778 for Messrs. Hudson, Vaughan, McLain and Miller, and $566 for Mr. Janjua.

(5)

Mr. Miller was elected as Senior Vice President and Chief Information Officer of Sonic Industries Services Inc. effective January 18, 2010.

(6)

Includes $30,000 for relocation expenses.

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Grants of Plan-Based Awards Table

The following table provides information concerning grants of plan-based awards made to the named executive officers during fiscal year 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)(1) (2)	Target ($)	Maximum ($)
Clifford Hudson
Stock Options	1/18/12	-	-	-	-	182,470	6.80	515,624
Short-Term Cash Incentive	10/12/11	156,250	625,000	937,500	-	-	-	-
Long-Term Cash Incentive	10/12/11	128,906	515,625	773,438	-	-	-	-
Stephen C. Vaughan
Stock Options	1/18/12	-	-	-	-	51,286	6.80	144,924
Short-Term Cash Incentive	10/12/11	60,938	243,750	365,625	-	-	-	-
Long-Term Cash Incentive	10/12/11	34,531	138,125	207,188	-	-	-	-
W. Scott McLain
Stock Options	1/18/12	-	-	-	-	59,408	6.80	167,875
Short-Term Cash Incentive	10/12/11	74,063	296,250	444,375	-	-	-	-
Long-Term Cash Incentive	10/12/11	41,969	167,875	251,813	-	-	-	-
Omar R. Janjua
Stock Options	1/18/12	-	-	-	-	51,286	6.80	144,924
Short-Term Cash Incentive	10/12/11	60,938	243,750	365,625	-	-	-	-
Long-Term Cash Incentive	10/12/11	34,531	138,125	207,188	-	-	-	-
Craig J. Miller
Stock Options	1/18/12	-	-	-	-	33,840	6.80	95,625
Short-Term Cash Incentive	10/12/11	31,250	125,500	187,500	-	-	-	-
Long-Term Cash Incentive	10/12/11	23,438	93,750	140,625	-	-	-	-

(1)

The threshold amounts under the Company’s short-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the Compensation Discussion and Analysis under the section “Annual Cash Incentive.”

(2)

The threshold amounts under the Company’s long-term cash incentive plan reflect the minimum payment level, which is 50% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the Compensation Discussion and Analysis under the section “Long-Term Cash and Equity Incentives.”

(3)

The amounts shown reflect the grant date fair value of the option awards for financial reporting purposes computed in accordance with FASB ASC 718. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 12 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2012 regarding assumptions underlying valuation of equity awards.

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Outstanding Equity Awards at Fiscal Year-end Table

The following table provides information on the current holdings of stock options and restricted stock units by the named executive officers as of the fiscal year ended August 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Stock Awards:
					Number of Shares or Units that Have not Vested (#)(1)	Market Value of Shares or Units that Have not Vested ($)(2)
	Exercisable	Unexercisable
Clifford Hudson	76,287	0	12.09	4/10/2013	-	-
	64,046	0	14.22	4/29/2014	-	-
	15,001	0	21.14	1/19/2015	-	-
	45,077	0	21.65	4/6/2015	-	-
	15,001	0	19.30	1/31/2016	-	-
	43,486	0	23.08	4/6/2013	-	-
	93,500	0	22.54	4/5/2014	-	-
	135,507	0	22.24	1/10/2015	-	-
	112,500	0	10.15	1/15/2016	-	-
	157,103	78,541	8.74	1/14/2017	-	-
	-	-	-	-	11,881	111,325
	37,623	75,226	11.19	1/6/2018	-	-
	0	182,470	6.80	1/18/2019	-	-
Stephen C. Vaughan	17,126	0	12.09	4/10/2013	-	-
	14,664	0	14.22	4/29/2014	-	-
	19,983	0	19.72	11/10/2014	-	-
	12,497	0	21.65	4/6/2015	-	-
	13,825	0	23.08	4/6/2013	-	-
	36,064	0	22.54	4/5/2014	-	-
	60,519	0	22.24	1/10/2015	-	-
	65,205	0	10.15	1/15/2016	-	-
	41,475	20,735	8.74	1/14/2017	-	-
	-	-	-	-	6,912	64,765
	10,271	20,537	11.19	1/6/2018	-	-
	0	51,286	6.80	1/18/2019	-	-
W. Scott McLain	30,803	0	12.09	4/10/2013	-	-
	38,733	0	14.89	1/21/2014	-	-
	26,636	0	14.22	4/29/2014	-	-
	33,890	0	19.72	11/10/2014	-	-
	20,133	0	21.65	4/6/2015	-	-
	19,769	0	23.08	4/6/2013	-	-
	43,411	0	22.54	4/5/2014	-	-
	69,164	0	22.24	1/10/2015	-	-
	52,364	0	16.34	8/14/2015	-	-
	100,863	0	10.15	1/15/2016	-	-
	66,829	33,410	8.74	1/14/2017	-	-
	-	-	-	-	11,137	104,354
	12,483	24,960	11.19	1/6/2018
	0	59,408	6.80	1/18/2019	-	-
Omar R. Janjua	43,475	21,735	10.74	10/15/2016	-	-
	18,224	9,111	8.74	1/14/2017	-	-
	10,271	20,537	11.19	1/6/2018	-	-
	0	51,286	6.80	1/18/2019	-	-
Craig J. Miller	33,335	16,665	12.51	4/21/2017	-	-
	6,772	13,541	11.19	1/6/2018	-	-
	0	33,840	6.80	1/18/2019	-	-

(1)

Restricted stock units were granted January 14, 2010 and have a three-year vesting schedule of 33 1/3% per year. The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended August 31, 2012. All stock options have a three-year vesting schedule of 33 1/3% per year. All stock options granted prior to April 2006 have a 10-year term and all stock options granted in or after April 2006 have a seven-year term.

Grant Date	Vesting Schedule	Expiration Date
10/15/2009	33 1/3% per year with remaining vesting date of 10/15/2012	10/15/2016
1/14/2010	33 1/3% per year with remaining vesting date of 1/14/2013	1/14/2017
4/21/2010	33 1/3% per year with remaining vesting date of 4/21/2013	4/21/2017
1/6/2011	33 1/3% per year with remaining vesting dates of 1/6/2013 and 1/6/2014	1/6/2018
1/18/2012	33 1/3% per year with remaining vesting dates of 1/18/2013, 1/18/2014 and 1/18/2015	1/18/2019
(2) The value is based on the closing price of $9.37 on August 31, 2012 for a share of Sonic Corp. stock.

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Option Exercises and Stock Vested Table

The following table sets forth information regarding stock awards that vested during the last fiscal year for the named executive officers. None of the named executive officers exercised any stock options during fiscal 2012.

Name	Restricted Stock Unit Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clifford Hudson	11,880	79,715
Stephen C. Vaughan	6,912	46,380
W. Scott McLain	11,137	74,729
Omar R. Janjua	-	-
Craig J. Miller	-	-

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Hudson, our Chairman of the Board and CEO, and the other named executive officers. Mr. Hudson’s agreement is for a two-year term which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company. The agreements for all other named executive officers automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company. The employment agreements provide that if the Company terminates the named executive officer’s employment other than for cause or fails to renew the officer’s contract, the officer will receive his or her base salary for a 24-month period after termination in the case of Mr. Hudson, and for a 12-month period after termination in the case of Messrs. Vaughan, McLain, Janjua and Miller. The agreements define “cause” as (1) the willful and intentional failure to perform substantially the officer’s duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with the officer’s employment, (3) the commission of any act which falls outside the ordinary course of the officer’s responsibilities and which exposes the Company to a significant level of undue liability, (4) any act or omission that constitutes a material breach by the officer of any of the officer’s obligations under the employment agreement, (5) the officer’s conviction of, or plea of nolo contendere to, any felony or another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company, (6) the officer’s engaging in any act of dishonesty, violence or threat of violence that is injurious to the Corporation, (7) the officer’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company, or (8) any other willful misconduct by the officer which is materially injurious to the financial condition or business reputation of the Company.

The contracts for all of the named executive officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer’s then-current salary, not to exceed the maximum payable without a loss of the deduction under Section 280G of the Internal Revenue Code. The specified multiple equals two times the amount of their annual base salary for all of the named executive officers of the Company, except for Mr. Hudson (who would receive three times his annual base salary). The same lump sum provision applies if the officer should resign after a change in control for “good reason,” which includes (without limitation) the occurrence without the officer’s consent of the assignment to the officer of duties inconsistent with the officer’s position with the Company or a reduction in the officer’s salary. The officers’ contracts generally define a “change in control” to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property; any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors. A determination of “cause” after a change in control requires the affirmative vote of at least a majority of the members of the Board of Directors.

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Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its named executive officers which would result from the resignation, retirement, or termination of any named executive officer’s employment with the Company, from a change in control of the Company, or from a change in a named executive officer’s responsibilities following a change in control of the Company.

The following table describes and quantifies certain compensation that would become payable under the contracts described above if the named executive officers’ employment had terminated on August 31, 2012, the last day of the fiscal year. The amounts are based on each officer’s compensation as of that date, and if applicable, the Company’s closing stock price of $9.37 on that date.

Name	Benefit	Retirement ($)	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause or for Good Reason ($)		Disability ($)		Death ($)
Clifford Hudson	Cash Severance	-	1,250,000	1,875,000		-	(1)	-
	Stock Options	-	-	617,404	(2)	617,404		617,404
	Restricted Stock Units	-	-	111,325	(2)	111,325		111,325
Stephen C. Vaughan	Cash Severance	-	341,000	682,000		-	(1)	-
	Stock Options	-	-	170,997	(2)	170,997		170,997
	Restricted Stock Units	-	-	64,765	(2)	64,765		64,765
W. Scott McLain	Cash Severance	-	395,000	790,000		-	(1)	-
	Stock Options	-	-	215,829	(2)	215,829		215,829
	Restricted Stock Units	-	-	104,354	(2)	104,354		104,354
Omar R. Janjua	Cash Severance	-	355,000	710,000		-	(1)	-
	Stock Options	-	-	149,026	(2)	149,026		149,026
	Restricted Stock Units	-	-	-		-		-
Craig J. Miller	Cash Severance	-	255,000	510,000		-	(1)	-
	Stock Options	-	-	86,969	(2)	86,969		86,969
	Restricted Stock Units	-	-	-		-		-

(1)

Named executive officers do not receive any payments upon termination as a result of long-term disability other than the long-term disability benefits provided to all corporate employees in the amount of 70% of the employee’s salary, but not to exceed $10,000 per month, until the employee reaches the age of 65.

(2)

Under the 2006 Plan, unvested stock options and unvested restricted stock units do not automatically vest upon a change in control; however, the Compensation Committee has the authority and may determine at any time that unvested stock options and unvested restricted stock units will automatically vest upon a change in control. The amounts reflected assume the Compensation Committee will make such determination, and the values are based on the closing price of $9.37 on August 31, 2012 for a share of Sonic Corp. stock.

Certain Relationships and Related Transactions

We have a number of policies, procedures and practices that relate to the identification, review and approval of related person transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, all directors and executive officers are required to report actual or potential conflicts of interest to the Nominating and Corporate Governance Committee of the Board of Directors. The Chief Executive Officer, Chief Financial Officer, Treasurer and Controller are also subject to the Company’s Code of Ethics for Financial Officers, which requires them to avoid actual or apparent conflicts of interest and report violations of the Code of Ethics for Financial Officers to the Chairman of the Audit Committee of the Board of Directors. The Audit Committee Charter requires the Audit Committee to review and approve policies and procedures with respect to proposed transactions between the Company and related persons and to review and approve in advance all such related-person transactions. The Audit Committee will approve any such transaction only if it is determined to be in the best interests (or not inconsistent with the best interests) of the Company and its shareholders. In addition, directors and executive officers provide information in an annual questionnaire relating to any transactions with the Company, which transactions are reviewed by the Audit Committee to determine whether disclosure is required in the Company’s proxy statement. No member of the Audit Committee participates in any approval of a related person transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Committee.

The Company’s Code of Business Conduct and Ethics, Code of Ethics for Financial Officers and Audit Committee Charter may all be found in the corporate governance section of our website, www.sonicdrivein.com.

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Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of August 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,376,880	(1)	$12.41	(2)	1,770,375
Equity compensation plans not approved by security holders	-0-		-0-		-0-

(1)

Includes shares subject to outstanding options granted under the Sonic Corp. 2006 Long-Term Incentive Plan (the “2006 Plan”) and prior stock option plans no longer in effect for new grants. Also includes shares subject to outstanding restricted stock units granted under the 2006 Plan.

(2)

The weighted-average exercise price does not take into account 118,667 shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the original and amended Forms 3, 4 and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of June 30, 2012, unless otherwise noted, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock that the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent(1)
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	8,770,111	15.1%
Invesco Ltd.(3) 1555 Peachtree Street NE Atlanta, Georgia 30309	6,054,049	10.4%
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	4,708,876	8.1%
T. Rowe Price Associates, Inc.(5) 100 East Pratt Street Baltimore, Maryland 21202	3,412,400	5.9%
The Vanguard Group, Inc(6) PO Box 2600 Valley Forge, Pennsylvania 19482	3,192,604	5.5%

(1)

Based on the number of outstanding shares of common stock as of October 15, 2012.

(2)

Reflects shares beneficially owned by FMR LLC (formerly known as FMR Corp.) (“FMR”) according to a Form 13F Holdings Report filed by FMR with the SEC on August 28, 2012, reflecting ownership of shares as of June 30, 2012. Based on the Form 13F Holdings Report, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, and FMR Co., Inc. had sole voting power over 0 shares, shared voting power over 0 shares and no voting power over 8,670,111 shares, and Pyramis Global Advisors, LLC (“PGA”) had sole voting power over 100,000 shares, shared voting power over 0 shares and no voting power over 0 shares. According to a statement on Schedule 13G filed by FMR with the SEC on February 14, 2012 as of December 31, 2011, (a) FMR had sole voting power over 235,950 shares; (b) each of FMR and Mr. Edward C. Johnson 3d, Chairman of FMR, had sole dispositive power over 8,634,638 shares, representing 8,634,638 shares beneficially owned by Fidelity as a result of its role as an investment advisor to various investment companies, one of which, Fidelity Low Priced Stock Fund, owned 6,223,500 shares; and (c) each of Edward C. Johnson 3d and FMR, through its control of PGA, had sole dispositive power over and sole power to vote or to direct the voting of 235,000 shares, representing 235,000 shares beneficially owned by PGA as a result of its role as an investment advisor to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares.

(3)

Reflects shares beneficially owned by Invesco Ltd. (“Invesco”) according to a Form 13F Holdings Report filed by Invesco with the SEC on August 14, 2012, reflecting ownership of shares as of June 30, 2012. Based on the Form 13F Holdings Report, (a) Invesco Advisers, Inc. (“IA”) had sole voting power over 5,917,407 shares, shared voting power over 0 shares and no voting power over 0 shares; (b) Invesco PowerShares Capital Management LLC (“IPCM”) had sole voting power over 104,210 shares, shared voting power over 0 shares and no voting power over 0 shares; and (c) Invesco Investment Advisers, LLC (“IIA”) had sole voting power over 32,432 shares, shared voting power over 0 shares and no voting power over 0 shares. According to a statement on Schedule 13G filed by Invesco with the SEC on April 9, 2012, reflecting ownership of shares as of March 31, 2012, Invesco beneficially owned 6,144,719 shares, IA had sole voting power and sole dispositive power over 6,006,107 shares, IPCM had sole voting power and sole dispositive power over 104,332 shares, and IIA had sole voting power and sole dispositive power over 34,280 shares.

(4)

Reflects shares beneficially owned by BlackRock, Inc. (“BlackRock”) according to a statement on Schedule 13G filed by BlackRock with the SEC on February 10, 2012, reflecting ownership of shares as of December 31, 2011. Based on the statement on Schedule 13G, BlackRock had sole voting power and had sole dispositive power over (and beneficially owned) 4,708,876 shares.

(5)

Reflects shares beneficially owned by T. Rowe Price Associates, Inc. (“TRP”) according to a Form 13F Holdings Report filed by TRP with the SEC on August 14, 2012, reflecting ownership of shares as of June 30, 2012. Based on the Form 13F Holdings Report, TRP had sole voting power over 429,210 shares, shared voting power over 0 shares and no voting power over 2,983,190 shares. According to a statement on Schedule 13G filed by TRP with the SEC on February 10, 2012, reflecting ownership of shares as of December 31, 2011, TRP had sole voting power over 290,690 shares, had shared voting power over 0 shares and had sole dispositive power over (and beneficially owned) 3,184,580 shares.

(6)

Reflects shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”) according to a Form 13F Holdings Report filed by Vanguard with the SEC on August 13, 2012, reflecting ownership of shares as of June 30, 2012. Based on the Form 13F Holdings Report, Vanguard had sole voting power over 2,400 shares, shared voting power over 0 shares and no voting power over 3,101,140 shares, and Vanguard Fiduciary Trust Company had sole voting power over 89,064 shares, shared voting power over 0 shares and no voting power over 0 shares. According to a statement on Schedule 13G filed by Vanguard with the SEC on February 8, 2012, reflecting ownership of shares as of December 31, 2011, Vanguard had sole voting power (and shared dispositive power) over 87,499 shares, had shared voting power over 0 shares, had sole dispositive power over 3,046,929 shares, and beneficially owned 3,134,428 shares.

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Management. The following table sets forth information obtained from our directors and executive officers as to their beneficial ownership of the Company’s voting common stock as of October 15, 2012. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable and restricted share units that will vest within the next 60 days. Unless indicated otherwise, each shareholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares	Number of Exercisable Options(1)	Number of Restricted Stock Units(2)	Percent(3)
Clifford Hudson(4)	951,474	972,120	11,881	3.28
Stephen C. Vaughan(5)	99,339	339,730	6,912		(6)
W. Scott McLain(7)	175,758	580,774	11,137	1.31
Omar R. Janjua	10,000	130,182	0		(6)
Craig J. Miller	0	58,159	0		(6)
Douglas N. Benham	30,261	39,199	0		(6)
Kate S. Lavelle	0	5,014	2,083
Michael J. Maples	14,686	114,285	4,993		(6)
J. Larry Nichols	10,941	75,944	3,615		(6)
Federico F. Peña	85,785	96,222	4,993		(6)
H. E. Rainbolt	141,935	106,347	4,993		(6)
Frank E. Richardson(8)	1,875,845	106,347	4,993	3.42
Robert M. Rosenberg	123,216	106,347	4,993		(6)
Jeffrey H. Schutz	12,500	29,090	0		(6)
Kathryn L. Taylor	21,351	52,204	5,800		(6)
Directors and executive officers as a group (20)(9)	3,620,105	3,221,094	70,840	11.28

(1)

Reflects the number of shares that could be purchased by exercise of options exercisable at November 19, 2012, or within 60 days thereafter under the Company’s stock option plans.

(2)

Reflects the number of restricted stock units that vest within 60 days of November 19, 2012.

(3)

Based on the number of outstanding shares of common stock as of October 15, 2012. Pursuant to Rule 13d-3(d), the Company includes the shares of common stock underlying the Exercisable Options and Restricted Stock Units as outstanding for the purposes of computing the percentage ownership of the person or group holding those options or units, but not for the purposes of computing the percentage ownership of any other person.

(4)

Includes (a) 546,363 shares of common stock held by Mr. Hudson directly or in trust for himself (of which 6,786 shares of common stock are held in the Company’s employee stock purchase plan), (b) 313,256 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), (c) 9,855 shares of common stock held by Mr. Hudson’s son in trust (of which Mr. Hudson disclaims beneficial ownership) and (d) 82,000 shares of common stock held by a family limited liability company owned by Mr. Hudson, his wife and his two children. (Mr. Hudson owns approximately 21% of the family limited liability company and disclaims beneficial ownership of the shares held by the family limited liability company except to the extent of his pecuniary interest therein.)

(5)

Includes 2,831 shares held in the Company’s employee stock purchase plan.

(6)

Represents less than 1% of the Company’s outstanding shares.

(7)

Includes 2,531 shares held for Mr. McLain in the Company’s 401(k) plan.

(8)

Includes 3,150 shares of common stock held by Mr. Richardson as trustee of his son’s trust, 1,500 shares of common stock held by Mr. Richardson’s son (all of which Mr. Richardson disclaims beneficial ownership), and 1,866,908 shares held in a collateral account. There is no outstanding extension of credit against this account.

(9)

Includes 5,450 shares of common stock held for certain executive officers in the Company’s 401(k) plan and 18,971 shares held for certain executive officers in the Company’s employee stock purchase plan.

Changes in Control. We do not know of any arrangements (including the pledge by any person of securities of the Company) that may result at a subsequent date in a change in control of the Company.

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PROPOSAL NO. 2    RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Sonic is asking its shareholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as Sonic’s independent registered public accounting firm for the fiscal year ending August 31, 2013. Ernst & Young LLP has audited Sonic’s consolidated financial statements annually since Sonic’s 1984 fiscal year.

Representatives of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to so do. They will also be available to respond to appropriate questions presented at the annual meeting.

In the event the appointment of Ernst & Young LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the annual meeting, the Audit Committee will reconsider this appointment.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended August 31, 2012 and 2011:

	2012	2011
Audit Fees(1)	$653,000	$731,425
Audit-Related Fees(2)	24,000	23,000
Tax Fees(3)	402,121	435,083
TOTAL	$1,079,121	$1,189,508

(1)

Audit fees relate to professional services rendered for the annual audit of the consolidated financial statements of the Company (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002) and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected wholly owned subsidiaries of the Company. The audit fees for fiscal 2011 also include comfort letter procedures and other services related to the Company’s refinancing transaction.

(2)

Audit-related fees relate to professional services rendered for the annual audit of the Company’s benefit plan.

(3)

Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

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Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee also reviews whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All of the fees for fiscal years 2012 and 2011 were pre-approved by the Audit Committee, and there were no instances of waiver of approval requirements during those periods.

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REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of six directors and operates under a written charter, a copy of which is available on the Company’s website (www.sonicdrivein.com). Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the Sarbanes-Oxley Act of 2002. The Audit Committee held seven meetings in fiscal 2012. The meetings facilitated communication with senior management and employees, the internal auditors and Ernst & Young LLP, the Company’s independent registered public accounting firm (Ernst & Young). The Committee held discussions with the internal auditors and Ernst & Young, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of Ernst & Young and, in addition, reviewed and pre-approved all services provided by Ernst & Young during fiscal 2012.

As stated in the Audit Committee’s charter, the Audit Committee’s role is one of oversight relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. It is the responsibility of the Company’s management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and Ernst & Young regarding the fair and complete presentation of the Company’s financial results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Audit Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2012 fiscal year (including the disclosures contained in the Company’s 2012 Annual Report on Form 10-K and its 2012 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with the Company’s management and Ernst & Young. The Audit Committee also reviewed and discussed with management, the internal auditors and Ernst & Young the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and Ernst & Young’s attestation report on internal control over financial reporting.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst and Young its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended August 31, 2012 be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2012.

Respectfully submitted,
The Audit Committee
/s/ H. E. Rainbolt, Chairman
/s/ Douglas N. Benham
/s/ Kate S. Lavelle
/s/ J. Larry Nichols
/s/ Frank E. Richardson
/s/ Kathryn L. Taylor

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PROPOSAL NO. 3    ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking shareholders to approve, on an advisory, non-binding basis, the fiscal year 2012 compensation awarded to the Company’s named executive officers, as disclosed in this proxy statement.

Our goal is to provide an executive compensation program that attracts, rewards and retains the talented leaders necessary to enable our Company to succeed in the highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides a competitive compensation package to our executives and utilizes components that best align the interests of our executives with those of our shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve the compensation awarded to our named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program.

The Board of Directors recommends a vote “FOR” approval of this proposal.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2012 ANNUAL REPORT AND FORM 10-K

The Company’s Annual Report on Form 10-K for the year ended August 31, 2012, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2012 Annual Report. A copy of the 2012 Form 10-K will be furnished to each shareholder without charge upon request in writing to: Carolyn C. Cummins, Corporate Secretary, Sonic Corp.,  300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2012 Form 10-K is also available at the Company’s website at http://ir.sonicdrivein.com/financials.cfm.

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10
2
6
15
18
4
3
6
16
5
3
2
30
19
8
29
24
22
81
50
18
47
9
3
60
136
194
6
54
79
224
95
271
92
73
195
76
122
105
116
167
958
103

LOCATIONS

System-wide Drive-in Locations

■ New states entered since 2005

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SONIC CORP.
ATTN: Proxy Department
300 JOHNNY BENCH DRIVE
OKLHOMA CITY, OK 73104

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following: 1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Clifford Hudson   02 Federico F. Peña   03 Robert M. Rosenberg

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2 Ratification of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2013.	☐	☐	☐
3 Approval of our executive officers' compensation.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000152106_1   R1.0.0.11699

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